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                                                                    EXHIBIT 10.9




                                    AGREEMENT


GRAVITY Co., Ltd. (hereinafter referred to as "GRAVITY") and Sunny YNK Inc. (hereinafter referred to as "Sunny") hereby enter into this Agreement in connection with the Investment Agreement (hereinafter referred to as "Original Agreement") dated February 19, 2002.


1. In addition to paragraph 1 of the Article 7 of the Original Agreement, both parties shall jointly impress their official seals on the bank account that was opened in the name of Sunny (the "Account").


2. The parties agree to allocate and distribute the interest accrued under the Account in accordance with the percentage of the Profit Allocation.


3. The parties agree that the amount described in Article 6 (Investment Amount) of the Original Agreement is an advance payment made under the condition that GRAVITY shall provide the Game to Sunny for three years and that such amount shall be offset on a monthly basis against the monthly service fees.


4. This Agreement shall take precedence over the Original Agreement. Matters not stipulated herein shall be governed by the Original Agreement.



February 21, 2002